Exhibit 99.1

ARROW ELECTRONICS, INC.
7459 S. LIMA STREET
ENGLEWOOD, CO 80112
303-824-4000

ARROW ELECTRONICS REPORTS SECOND-QUARTER NON-GAAP EARNINGS PER SHARE OF $1.43
-- Margins Expand Over Prior Year --
-- Cash Flow from Operations of $159 Million --

FOR IMMEDIATE RELEASE

ENGLEWOOD, Colo. -- July 29, 2014 -- Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2014 net income of $127.9 million, or $1.27 per share on a diluted basis, compared with net income of $89.9 million, or $.86 per share on a diluted basis in the second quarter of 2013.  Excluding certain items1 in the second quarters of both 2014 and 2013, net income would have been $144.3 million, or $1.43 per share on a diluted basis, in the second quarter of 2014 compared with net income of $124.0 million, or $1.19 per share on a diluted basis, in the second quarter of 2013.  Second-quarter sales of $5.68 billion increased 7 percent from sales of $5.31 billion in the prior year.  Sales, as adjusted, increased 1 percent year over year.

“We delivered strong results in the second quarter as we continued to accomplish our strategic objectives.  Earnings per share of $1.43 and sales of $5.7 billion were above the midpoints of our guidance.  Global components, as well as the software and services portions of enterprise computing solutions, again delivered growth.  Business conditions for the hardware portion of enterprise computing solutions improved from the first quarter as we anticipated,” said Michael J. Long, chairman, president, and chief executive officer.

Global components second-quarter sales of $3.57 billion increased 5 percent year over year.  Sales in that segment, as adjusted, grew 2 percent year over year.  Americas components sales increased 2 percent year over year.  European components sales grew 9 percent year over year, or 3 percent as adjusted, marking the fifth consecutive quarter of year-over-year growth for the region on an as-adjusted basis.  Components sales in the Asia-Pacific region increased 5 percent year over year.

Global enterprise computing solutions second-quarter sales of $2.11 billion grew 10 percent year over year.  Sales in that segment, as adjusted, declined 1 percent year over year.  The Americas and Europe continued to experience growth in infrastructure, security and virtualization software product lines, offset by a decline in proprietary servers.

“With $159 million in cash flow from operations in the second quarter, we again meaningfully exceeded our cash flow target,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.  “The highly effective management of our balance sheet and related strong cash flow provided us with the opportunity to both deploy capital toward our strategic initiatives and return approximately $50 million to shareholders through our stock repurchase program.”

SIX-MONTH RESULTS

Arrow’s net income for the first six months of 2014 was $235.0 million, or $2.33 per share on a diluted basis, compared with net income of $167.8 million, or $1.58 per share on a diluted basis in the first six months of 2013. Excluding certain items1 in both the first six months of 2014 and 2013, net income would have been $268.3 million, or $2.66 per share on a diluted basis, in the first six months of 2014 compared with net income of $227.1 million, or $2.14 per share on a diluted basis, in the first six months of 2013. In the first six months of 2014, sales of $10.76 billion increased 6 percent from sales of $10.16 billion in the first six months of 2013.

1 A reconciliation of non-GAAP adjusted financial measures including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE

“As we look to the third quarter, we would expect market conditions for our global components and enterprise computing solutions businesses to remain consistent with the second quarter.  We believe that total sales will be between $5.25 billion and $5.65 billion, with global components sales between $3.55 billion and $3.75 billion and global enterprise computing solutions sales between $1.7 billion and $1.9 billion.  As a result of this outlook, we expect earnings per share, on a diluted basis, excluding any charges to be in the range of $1.26 to $1.38 per share.  Our guidance assumes an average tax rate in the range of 27 to 29 percent, and average diluted shares outstanding are expected to be 100 million,” said Mr. Reilly.

Please refer to the CFO commentary, which can be found at www.arrow.com/investor, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions.  Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 58 countries.

# # #

Contact:	Steven O’Brien
Director, Investor Relations
303-824-4544

Paul J. Reilly
Executive Vice President, Finance and Operations, &
Chief Financial Officer
631-847-1872

Media Contact:	John Hourigan
Vice President, Global Communications
303-824-4586

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements, which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Form 10-Q for the quarterly period ended June 28, 2014, as well as the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), prepayment of debt, and adjustments related to certain tax matters.  A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results.  This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP SALES RECONCILIATION

	Quarter Ended
	June 28, 2014	June 29, 2013	% Change

Consolidated sales, as reported	$5,676,539	$5,306,085	7.0%
Impact of changes in foreign currencies	-	62,739
Impact of acquisitions	-	263,707
Consolidated sales, as adjusted	$5,676,539	$5,632,531	.8%

Global components sales, as reported	$3,569,344	$3,398,690	5.0%
Impact of changes in foreign currencies	-	41,407
Impact of acquisitions	-	55,169
Global components sales, as adjusted	$3,569,344	$3,495,266	2.1%

Europe components sales, as reported	$984,927	$901,748	9.2%
Impact of changes in foreign currencies	-	43,290
Impact of acquisitions	-	8,443
Europe components sales, as adjusted	$984,927	$953,481	3.3%

Global ECS sales, as reported	$2,107,195	$1,907,395	10.5%
Impact of changes in foreign currencies	-	21,332
Impact of acquisitions	-	208,538
Global ECS sales, as adjusted	$2,107,195	$2,137,265	(1.4)%

	Six Months Ended
	June 28, 2014	June 29, 2013	% Change

Consolidated sales, as reported	$10,758,579	$10,155,714	5.9%
Impact of changes in foreign currencies	-	107,836
Impact of acquisitions	-	521,972
Consolidated sales, as adjusted	$10,758,579	$10,785,522	(.3)%

Global components sales, as reported	$6,990,525	$6,591,270	6.1%
Impact of changes in foreign currencies	-	70,314
Impact of acquisitions	-	111,744
Global components sales, as adjusted	$6,990,525	$6,773,328	3.2%

Europe components sales, as reported	$1,973,860	$1,788,384	10.4%
Impact of changes in foreign currencies	-	75,687
Impact of acquisitions	-	17,039
Europe components sales, as adjusted	$1,973,860	$1,881,110	4.9%

Global ECS sales, as reported	$3,768,054	$3,564,444	5.7%
Impact of changes in foreign currencies	-	37,522
Impact of acquisitions	-	410,228
Global ECS sales, as adjusted	$3,768,054	$4,012,194	(6.1)%

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP EARNINGS RECONCILIATION

	Quarter Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Operating income, as reported	$208,269	$155,875	$386,009	$293,427
Intangible assets amortization expense	10,870	8,869	21,817	17,826
Restructuring, integration, and other charges	9,632	30,224	21,246	51,834
Operating income, as adjusted	$228,771	$194,968	$429,072	$363,087

Net income attributable to shareholders, as reported	$127,884	$89,935	$235,004	$167,810
Intangible assets amortization expense	8,867	7,029	17,774	14,145
Restructuring, integration, and other charges	7,526	20,688	15,546	36,183
Loss on prepayment of debt	-	-	-	2,627
Settlement of tax matters
Income taxes	-	5,362	-	5,362
Interest (net of taxes)	-	939	-	939
Net income attributable to shareholders, as adjusted	$144,277	$123,953	$268,324	$227,066

Net income per basic share, as reported	$1.29	$.87	$2.36	$1.61
Intangible assets amortization expense	.09	.07	.18	.14
Restructuring, integration, and other charges	.08	.20	.16	.35
Loss on prepayment of debt	-	-	-	.03
Settlement of tax matters
Income taxes	-	.05	-	.05
Interest (net of taxes)	-	.01	-	.01
Net income per basic share, as adjusted	$1.45	$1.20	$2.69	$2.17

Net income per diluted share, as reported	$1.27	$.86	$2.33	$1.58
Intangible assets amortization expense	.09	.07	.18	.13
Restructuring, integration, and other charges	.07	.20	.15	.34
Loss on prepayment of debt	-	-	-	.02
Settlement of tax matters
Income taxes	-	.05	-	.05
Interest (net of taxes)	-	.01	-	.01
Net income per diluted share, as adjusted	$1.43	$1.19	$2.66	$2.14

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Sales:
Global components	$3,569,344	$3,398,690	$6,990,525	$6,591,270
Global ECS	2,107,195	1,907,395	3,768,054	3,564,444
Consolidated	$5,676,539	$5,306,085	$10,758,579	$10,155,714

Operating income (loss):
Global components	$159,642	$140,158	$320,788	$268,438
Global ECS	95,990	80,722	160,148	142,313
Corporate (a)	(47,363)	(65,005)	(94,927)	(117,324)
Consolidated	$208,269	$155,875	$386,009	$293,427

(a)
Includes restructuring, integration, and other charges of $9.6 million and $21.2 million for the second quarter and first six months of 2014 and $30.2 million and $51.8 million for the second quarter and first six months of 2013, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Global components operating income, as reported	$159,642	$140,158	$320,788	$268,438
Intangible assets amortization expense	5,458	4,940	11,006	9,955
Global components operating income, as adjusted	$165,100	$145,098	$331,794	$278,393

Global ECS operating income, as reported	$95,990	$80,722	$160,148	$142,313
Intangible assets amortization expense	5,412	3,929	10,811	7,871
Global ECS operating income, as adjusted	$101,402	$84,651	$170,959	$150,184

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Sales	$5,676,539	$5,306,085	$10,758,579	$10,155,714
Costs and expenses:
Cost of sales	4,929,018	4,616,513	9,307,230	8,824,070
Selling, general, and administrative expenses	489,908	470,874	967,811	922,279
Depreciation and amortization	39,712	32,599	76,283	64,104
Restructuring, integration, and other charges	9,632	30,224	21,246	51,834
	5,468,270	5,150,210	10,372,570	9,862,287
Operating income	208,269	155,875	386,009	293,427
Equity in earnings of affiliated companies	1,181	1,360	2,598	3,343
Loss on prepayment of debt	-	-	-	4,277
Interest and other financing expense, net	28,920	30,199	58,557	59,729
Income before income taxes	180,530	127,036	330,050	232,764
Provision for income taxes	52,470	37,000	94,798	64,770
Consolidated net income	128,060	90,036	235,252	167,994
Noncontrolling interests	176	101	248	184
Net income attributable to shareholders	$127,884	$89,935	$235,004	$167,810
Net income per share:
Basic	$1.29	$.87	$2.36	$1.61
Diluted	$1.27	$.86	$2.33	$1.58
Weighted-average shares outstanding:
Basic	99,449	103,225	99,695	104,542
Diluted	100,562	104,024	100,980	105,892

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	June 28, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$308,936	$390,602
Accounts receivable, net	5,137,798	5,769,759
Inventories	2,295,216	2,167,287
Other current assets	280,436	258,122
Total current assets	8,022,386	8,585,770
Property, plant, and equipment, at cost:
Land	24,023	24,051
Buildings and improvements	144,780	142,583
Machinery and equipment	1,163,463	1,113,987
	1,332,266	1,280,621
Less: Accumulated depreciation and amortization	(690,835)	(648,232)
Property, plant, and equipment, net	641,431	632,389

Investments in affiliated companies	68,410	67,229
Intangible assets, net	419,282	426,069
Cost in excess of net assets of companies acquired	2,081,930	2,039,293
Other assets	326,154	310,133
Total assets	$11,559,593	$12,060,883

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,074,627	$4,503,200
Accrued expenses	679,454	774,868
Short-term borrowings, including current portion of long-term debt	17,338	23,878
Total current liabilities	4,771,419	5,301,946

Long-term debt	2,103,960	2,226,132
Other liabilities	376,069	347,977

Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2014 and 2013
Issued – 125,424 shares in both 2014 and 2013	125,424	125,424
Capital in excess of par value	1,065,657	1,071,075
Treasury stock (26,621 and 25,488 shares in 2014 and 2013, respectively), at cost	(1,009,351)	(920,528)
Retained earnings	3,913,713	3,678,709
Accumulated other comprehensive income	207,858	225,552
Total shareholders' equity	4,303,301	4,180,232
Noncontrolling interests	4,844	4,596
Total equity	4,308,145	4,184,828
Total liabilities and equity	$11,559,593	$12,060,883

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	June 28, 2014	June 29, 2013
Cash flows from operating activities:
Consolidated net income	$128,060	$90,036
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	39,712	32,599
Amortization of stock-based compensation	10,371	6,799
Equity in earnings of affiliated companies	(1,181)	(1,360)
Deferred income taxes	5,338	(36)
Restructuring, integration, and other charges	7,526	20,688
Excess tax benefits from stock-based compensation arrangements	(386)	(142)
Other	(120)	654
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(306,793)	(227,817)
Inventories	(202,670)	(34,489)
Accounts payable	449,225	343,706
Accrued expenses	19,289	(415)
Other assets and liabilities	11,064	103,694
Net cash provided by operating activities	159,435	333,917

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(29,160)	(26,810)
Net cash used for investing activities	(29,160)	(26,810)

Cash flows from financing activities:
Change in short-term and other borrowings	(2,566)	(13,397)
Repayment of long-term bank borrowings, net	(35,000)	(129,600)
Proceeds from exercise of stock options	2,179	1,695
Excess tax benefits from stock-based compensation arrangements	386	142
Repurchases of common stock	(50,310)	(198,806)
Net cash used for financing activities	(85,311)	(339,966)

Effect of exchange rate changes on cash	5,689	14,599
Net increase (decrease) in cash and cash equivalents	50,653	(18,260)
Cash and cash equivalents at beginning of period	258,283	364,151
Cash and cash equivalents at end of period	$308,936	$345,891

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 28, 2014	June 29, 2013
Cash flows from operating activities:
Consolidated net income	$235,252	$167,994
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	76,283	64,104
Amortization of stock-based compensation	20,167	12,782
Equity in earnings of affiliated companies	(2,598)	(3,343)
Deferred income taxes	15,979	19,548
Restructuring, integration, and other charges	15,546	36,183
Excess tax benefits from stock-based compensation arrangements	(6,248)	(6,617)
Other	1,372	2,250
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	597,926	161,163
Inventories	(130,669)	(59,866)
Accounts payable	(410,063)	(124,091)
Accrued expenses	(107,937)	(173,852)
Other assets and liabilities	(21,538)	58,258
Net cash provided by operating activities	283,472	154,513

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(60,224)	(9,382)
Acquisition of property, plant, and equipment	(62,003)	(53,561)
Other	-	(3,000)
Net cash used for investing activities	(122,227)	(65,943)

Cash flows from financing activities:
Change in short-term and other borrowings	(9,904)	(27,739)
Repayment of long-term bank borrowings, net	(120,000)	(85,300)
Net proceeds from note offering	-	591,156
Redemption of senior notes	-	(338,184)
Proceeds from exercise of stock options	18,321	12,295
Excess tax benefits from stock-based compensation arrangements	6,248	6,617
Repurchases of common stock	(138,811)	(312,310)
Net cash used for financing activities	(244,146)	(153,465)

Effect of exchange rate changes on cash	1,235	1,102
Net decrease in cash and cash equivalents	(81,666)	(63,793)
Cash and cash equivalents at beginning of period	390,602	409,684
Cash and cash equivalents at end of period	$308,936	$345,891